UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2007

VIA PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-27264	33-0687976
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

750 Battery Street, Suite 330 San Francisco CA	94111
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 283-2200

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Background

On June 5, 2007, VIA Pharmaceuticals, Inc. (formerly Corautus Genetics Inc.)(the “Company”) announced that it had closed its merger (the “Merger”) with privately-held VIA Pharmaceuticals, Inc. (“VIA”) pursuant to the Agreement and Plan of Merger and Reorganization, dated as of February 7, 2007 (the “Merger Agreement”), by and among Corautus Genetics Inc. (“Corautus”), Resurgens Merger Corp., a Delaware corporation and a wholly-owned subsidiary of Corautus, and VIA.

Also on June 5, 2007, in connection with the Merger, the Company increased the number of authorized shares of its common stock par value $0.001 per share (“Common Stock”), to 200,000,000, effected a 1-for-15 reverse stock split of its common stock and changed its name to “VIA Pharmaceuticals, Inc.” In connection with the Merger and pursuant to the terms of the Merger Agreement, Corautus issued shares of Common Stock to VIA stockholders and assumed all outstanding options to purchase VIA common stock par value $0.001 per share (“VIA Common Stock”), such that following the Merger and the reverse stock split, pre-merger Corautus stockholders own approximately 22% and former VIA equityholders own approximately 78% of the capital stock of the Company, determined on a fully-diluted basis.

Following the effectiveness of the Merger on June 5, 2007, VIA was merged with and into Corautus, pursuant to which Company continued as the surviving corporation (the “Parent-Subsidiary Merger”). Immediately following the Parent-Subsidiary Merger, the Company effected its corporate name change from “Corautus Genetics Inc.” to “VIA Pharmaceuticals, Inc.” The Parent-Subsidiary Merger was intended, among other things, to allow the business of VIA to be conducted by the Company directly given that VIA’s business became the primary business of the Company following the Merger. As a result of the Parent-Subsidiary Merger, the Company, as the surviving corporation, succeeded by operation of law to all of the rights, privileges, powers, franchises and obligations of VIA, including the rights and obligations under various contracts related to the conduct of VIA’s business.

Item  1.01 Entry into a Material Definitive Agreement

In connection with the Merger, the Company’s executive officers (Lawrence K. Cohen, James G. Stewart and Adeoye Olukotun), certain of its directors (Lawrence K. Cohen, Fred B. Craves and Douglass B. Given) and certain of its stockholders (Bay City Capital Fund IV, L.P., Bay City Capital Fund IV Co-Investment Fund, L.P., Boston Scientific Corporation and Baxter Healthcare Corporation) entered into lock-up agreements (each, a “Lock-up Agreement”) with the Company pursuant to which such individuals and entities have agreed that, during the period beginning from the effective time of the Merger on June 5, 2007 and continuing to and including the date 270 days after the effective time, they will not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any shares of the Company’s common stock, or any options or warrants to purchase any shares of the Company’s common stock, or any securities convertible into, exchangeable for or that represent the right to receive shares of the Company’s common stock, whether now owned or hereafter acquired, owned directly by the individual or entity (including holding as a custodian) or with respect to which the individual or entity has beneficial ownership within the rules and regulations of the Securities and Exchange Commission (the “SEC”).

The foregoing description of the Lock-up Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Lock-up Agreement, which is attached as Exhibit 10.1 to this report and incorporated herein by reference.

Item  3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 7, 2007, the Company received a letter from The NASDAQ Stock Market formally notifying the Company that it failed to meet the minimum market value of publicly held shares (“Minimum Public Float Rule”) requirement of $15 million upon consummation of the Merger with Corautus. NASDAQ Marketplace Rule 4340(a) required the Company to meet NASDAQ’s initial listing requirements as of the closing of the Merger because the Merger constituted a change of control transaction, or “reverse merger.” The NASDAQ Stock Market noted that the Nasdaq Listing Qualifications Panel (the “Panel”) in its letter to the Company dated June 5, 2007 determined to provide the Company with an extension of time within which to comply with certain listing requirements. Among other things, the Panel decision gave the Company until June 29, 2007 to evidence compliance with the Minimum Public Float Rule.

The press release discussing The NASDAQ Stock Market’s June 7, 2007 letter is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item  3.02 Unregistered Sales of Equity Securities

On June 5, 2007, in connection with the Merger, the Company issued an aggregate of 7,506,610 shares of Common Stock, to holders of VIA Series A Preferred Stock, par value $0.001 per share (“VIA Series A Preferred Stock”), and VIA Common Stock, in exchange for all issued and outstanding shares of VIA Series A Preferred Stock and VIA Common Stock held by such holders based on an exchange ratio of 0.371721 (which ratio reflected the 1-for-15 reverse stock split effectuated by the Company immediately prior to the consummation of the Merger).

The issuance by the Company of the shares of Common Stock to holders of VIA Series A Preferred Stock and VIA Common Stock in connection with the Merger was made pursuant to a private placement in reliance upon the exemption from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 thereunder. VIA had 23 stockholders of record. All VIA stockholders, with three exceptions, were “accredited investors” as defined in Rule 501(a). Each VIA stockholder who was not an accredited investor represented and acknowledged to the Company that he or she, either alone or with his or her purchaser representative, had such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of the prospective investment in the Company’s shares of Common Stock. The Company provided the information required pursuant to Rule 502(b) to all VIA stockholders. Each VIA stockholder represented that such stockholder was acquiring the securities for investment purposes for his own account and not with a view toward distribution of the securities. Additionally, the Company advised each VIA stockholder that the securities issued to them in connection with the Merger have not been registered under the Securities Act and may not be sold unless they are registered under the Securities Act or sold pursuant to a valid exemption from registration under the Securities Act. The certificates representing shares of Common Stock issued to VIA stockholders contain a legend that the shares have not been registered under the Securities Act and state the restrictions on transfer and resale as described above. The Company has not conducted any offerings of securities within the six months prior to the completion of the Merger. Additionally, the Company did not engage in any general solicitation or advertisement for the issuance of the securities to VIA stockholders in connection with the Merger.

Also on June 5, 2007, following the consummation of the Merger, the Board granted each of the Company’s independent directors, Messrs. Richard L. Anderson, Mark N. K. Bagnall, David T. Howard and John R. Larson, options to purchase 5,575 shares of Common Stock under the VIA 2004 Stock Plan, as amended (the “2004 Plan”), each at an exercise price of $5.10, as compensation for their service on the Board. See “Compensation of Directors,” Item 5.02 of this Current Report. All options granted were vested on the date of grant. The grant of options to the directors by the Company was made pursuant to a private placement in reliance upon the exemption from registration pursuant to Section 4(2) of the Securities Act. Each of the directors is an “accredited investor” as defined in Rule 501(a) and the Company did not engage in any general solicitation or advertisement in connection with the grant of options.

Item 4.01. Changes in Registrant’s Certifying Accountant.

Prior to the consummation of the Merger, Ernst & Young LLP (“E&Y”) served as the Company’s independent registered public accounting firm. Following the Merger, the Company made the decision to change its independent registered public accounting firm to Deloitte & Touche LLP (“Deloitte”), which firm had previously served as VIA’s independent registered public accounting firm. The dismissal of E&Y and the appointment of Deloitte as the Company’s independent registered public accounting firm, contingent upon Deloitte’s completion of its client approval procedures, was approved by the Audit Committee on June 5, 2007.

No accountant’s report issued by E&Y on the financial statements of Corautus for either of the past two fiscal years or any subsequent interim period contained an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles. During the Company’s two most recent fiscal years (ended December 31, 2006 and 2005) and from January 1, 2007 through June 11, 2007, there were no disagreements with E&Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. There were no reportable events, as described in Item 304(a)(1)(v) of Regulation S-K, during the Company’s two most recent fiscal years (ended December 31, 2006 and 2005) and from January 1, 2007 through June 11, 2007.

During the last two fiscal years and subsequent interim periods, Deloitte has not consulted with the Company regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements; or (ii) any matter that was either the subject of a disagreement or reportable event identified in paragraph (a)(1)(iv) or (a)(1)(v) and related instructions of Item 304 of Regulation S-K.

We furnished a copy of this disclosure to E&Y and requested E&Y to furnish us with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made by us herein in response to Item 304(a) of Regulation S-K and, if not, stating the respect in which it does not agree. A copy of this letter is filed as Exhibit 16.1 to this Current Report.

Item 5.01. Changes in Control of Registrant.

(a) Reference is made to Item 2.01 of the Company’s Current Report on Form 8-K filed with the SEC on June 6, 2007. On June 5, 2007, the Company closed the Merger with VIA pursuant to the Merger Agreement. In connection with the Merger, each share of VIA Series A Preferred Stock and VIA Common Stock issued and outstanding immediately prior to the effective time of the Merger was converted into .371721 shares of Common Stock (which ratio reflected the 1-for-15 reverse stock split effectuated by the Company immediately prior to the closing of the Merger). In addition, the Company assumed all outstanding options to purchase VIA Common Stock and such options became options to purchase Common Stock. Immediately following the closing of the Merger, former VIA equityholders own approximately 78% and pre-merger Corautus stockholders own approximately 22% of the capital stock of the Company, determined on a fully-diluted basis. As a result of and immediately following the closing of the Merger, Bay City Capital LLC, a former beneficial owner of VIA Common Stock and VIA Preferred Stock, beneficially owns approximately 71.8% of the Company’s outstanding Common Stock.

As described in the Company’s Definitive Proxy Statement on Schedule 14A filed with the SEC on May 10, 2007, pursuant to the terms of the Merger Agreement, each of Richard E. Otto, Robert T. Atwood, Eric N. Falkenberg, James C. Gilstrap, F. Richard Nochol, B. Lynne Parshall, Ivor Royston and Victor W. Schmitt resigned from the Board of Directors of the Company (the “Board”) effective as of the closing of the Merger on June 5, 2007, and the size of the Board was reduced to seven members. Also effective at the closing of the Merger on June 5, 2007, each of Richard L. Anderson, Mark N. K. Bagnall, Lawrence K. Cohen, Fred B. Craves, Douglass B. Given and David T. Howard was appointed to the Board to fill the vacancies created by the resignations of pre-Merger directors. Pursuant to the terms of the Merger Agreement, Corautus was entitled to designate one member to the Board. John R. Larson will continue to serve on the Board as Corautus’ designee.

In accordance with the terms of the Merger Agreement, immediately following the consummation of the Merger, the Board appointed Lawrence K. Cohen to serve as President and Chief Executive Officer, James G. Stewart to serve as Senior Vice President, Chief Financial Officer and Secretary, and Adeoye Olukotun to serve as Chief Medical Officer of the Company, each of whom served in these positions at VIA prior to the consummation of the Merger.

Pursuant to the terms of the Merger Agreement, the Company has agreed to retain as an employee Corautus’ former Chief Financial Officer, Jack W. Callicutt, until such time as his employment agreement is terminated or, if earlier, his death, disability or resignation.

Item  5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Directors

Reference is made to Item 5.01 of this Current Report. Pursuant to the terms of the Merger Agreement, each of Richard E. Otto, Robert T. Atwood, Eric N. Falkenberg, James C. Gilstrap, F. Richard Nochol, Ivor Royston, Victor W. Schmitt and B. Lynne Parshall resigned from the Board effective as of the closing of the Merger on June 5, 2007.

In accordance with the terms of the Merger Agreement, Lawrence K. Cohen, Fred B. Craves and Douglass B. Given, each of whom previously served as a director of VIA, and Richard L. Anderson, Mark N. K. Bagnall and David T. Howard were appointed to the Board effective as of the closing of the Merger on June 5, 2007 to fill the vacancies created by the resignations of pre-Merger directors. Pursuant to the terms of the Merger Agreement, Corautus was entitled to designate one member to the Board. John R. Larson will continue to serve on the Board as Corautus’ designee. Pursuant to the terms of the Company’s Third Amended and Restated Bylaws (the “Amended and Restated Bylaws”), directors of the Company are to be elected at the annual meeting of stockholders and shall hold office until such director’s successor is elected and qualified or until the earlier of such director’s resignation or removal.

Also on June 5, 2007, the Board appointed Messrs. Anderson, Bagnall and Howard as members of each of the Audit Committee, the Compensation Committee and the Governance and Nominating Committee. Mr. Bagnall serves as chair of the Audit Committee, Mr. Anderson serves as chair of the Compensation Committee and Mr. Howard serves as chairman of the Nominating and Governance Committee.

Compensation of Directors

Immediately following the closing of the Merger, the Board, upon the recommendation of the Compensation Committee, approved the following director compensation program for all independent directors. Each independent director shall be entitled to the following annual compensation:

•	a $20,000 annual cash retainer;

•

upon appointment or election to the Board, a grant of 5,575 options to purchase shares of Common Stock each at an exercise price of $5.10, which options are fully vested on the date of grant and exercisable for ten years from the date of grant;

•	an annual grant of 3,717 options to purchase shares of Common stock, which options are fully vested on the date of grant and exercisable for ten years from the date of grant;

•	$10,000 for serving as a committee chair;

•	$1,000 for each Board meeting attended in person and $500 for each Board meeting attended telephonically; and

•	$500 for each committee meeting attended, whether in person or telephonically.

Employee and non-independent directors do not receive any compensation in connection with their director service.

On June 5, 2007, upon appointment to the Board, each of the independent directors, Messrs. Anderson, Bagnall, Howard and Larson, received an initial grant of 5,575 options under the 2004 Plan at an exercise price of $5.10 per share. Such options are fully vested and are exercisable for ten years from the date of grant.

Executive Officers

Reference is made to Item 5.01 of this Current Report. Immediately following the closing of the Merger on June 5, 2007, the Board terminated Richard E. Otto as President and Chief Executive Officer of the Company, and Jack W. Callicutt as Senior Vice President, Chief Financial Officer of the Company. Immediately thereafter, the Board appointed Lawrence K. Cohen to serve as President and Chief Executive Officer, James G. Stewart to serve as Senior Vice President, Chief Financial Officer and Secretary and Adeoye Olukotun to serve as Chief Medical Officer of the Company. Pursuant to the terms of the Merger Agreement, the Company has agreed to retain as an employee Jack W. Callicutt until such time as his employment agreement is terminated or, if earlier, his death, disability or resignation.

Lawrence K. Cohen, Ph.D., age 54, has served as President, Chief Executive Officer and a director of the Company since the consummation of the Merger on June 5, 2007, and prior to that time served as President, Chief Executive Officer and a director of VIA since VIA’s formation in 2004. Previously, he was the Chief Executive Officer of Zyomyx, Inc., a privately-held biotechnology company focused on protein chip technologies. Dr. Cohen joined Zyomyx in 1999 as Chief Operating Officer, where he was responsible for all internal activities, including research and development, business development, financing and operations. Dr. Cohen received a Ph.D. in Microbiology from the University of Illinois and completed his postdoctoral work in Molecular Biology at the Dana-Farber Cancer Institute and the Department of Biological Chemistry at Harvard Medical School.

James G. Stewart, age 54, has served as Senior Vice President, Chief Financial Officer and Secretary of the Company since the consummation of the Merger on June 5, 2007, and prior to that time served as Senior Vice President Chief Financial Officer and Secretary of VIA since November 2006. From 1988, Mr. Stewart has held a number of senior financial and operating roles with privately-held, venture backed companies in a number of industries, including telecommunications, corporate ethics and governance, semiconductor equipment and wireless sensors. From April 2005 to August 2006, Mr. Stewart served as Senior Vice President, Chief Financial Officer at Advanced Cell Technology, a public biotechnology company focused on stem cell derived products. From August 2004 to March 2005, Mr. Stewart served as Chief Financial Officer and Executive Vice President Administrator at LRN, a private venture capital-backed company focused on corporate governance matters. From April 2002 to July 2004, he served as Chief Financial Officer of SS8 Networks, Inc., a private venture capital-backed telecommunications company. From March 2001 to March 2002, Mr. Stewart served as Chief Financial Officer of Graviton, Inc., a private venture capital-backed technology company. From February 1999 to March 2001, Mr. Stewart served as Chief Financial Officer at Ventro Corporation, a public business-to-business marketplace company, where he was responsible for raising significant capital in the Company’s initial public offering and subsequent debt offering. From June 1995 to February 1999 Mr. Stewart served as Chief Financial Officer of CN Biosciences, Inc., a public life sciences company where he was responsible for the Company’s initial public offering and management of finance and other operating responsibilities culminating in the successful sale of the business to Merck KgaA Darmstadt. Prior to CN Biosciences, Mr. Stewart held key finance and operating responsibilities at two other companies after leaving Ernst & Young (formerly Arthur Young & Co.) where he ultimately served as an audit partner after 13 years with the firm. Mr. Stewart holds a B.A. from the University of Southern California.

Adeoye Olukotun, M.D., M.P.H., F.A.C.C., age 62, has served as Chief Medical Officer of the Company since the consummation of the Merger on June 5, 2007, and prior to that time served as Chief Medical Officer of VIA since VIA’s formation in 2004. Dr. Olukotun is a board-certified cardiologist and has more than 25 years of experience in clinical research and drug development in the pharmaceutical industry. Dr. Olukotun has been instrumental in the submission of more than 14 New Drug Applications, Premarket Authorization Applications, and 510k Applications. Dr. Olukotun also played leading roles in the SAVE study involving captopril (Capoten®) and the WOSCOPS, LIPID and CARE studies of pravastatin (Pravachol®). He has published more than 40 articles in peer-reviewed scientific journals. Before joining VIA, Dr. Olukotun founded CR Strategies, LLC, a clinical research and development consulting firm in Princeton, New Jersey, and served as its Chief Executive Officer from 2000 to 2003. He also was Chief Medical Officer of Esperion Therapeutics, Inc., a cardiovascular drug development company, until its acquisition by Pfizer in 2004. Dr. Olukotun received his M.D. from Albert Einstein College of Medicine and obtained a M.P.H. from Harvard University School of Public Health. He is a Fellow of the American College of Cardiology.

The Merger Agreement provided that each of Drs. Cohen and Olukotun and Mr. Stewart would be appointed to serve in the positions indicated for the Company following the consummation of the Merger. There are no family relationships between each of Messrs. Cohen, Olukotun and Stewart and any of the Company’s other directors or executive officers.

Executive Agreements

Terms of Lawrence K. Cohen Employment Agreement

VIA entered into an employment agreement with Lawrence K. Cohen, Ph.D. its President and Chief Executive Officer, as of August 10, 2004 (as amended, the “Cohen Agreement”). Upon consummation of the Parent-Subsidiary Merger, the Company succeeded to all of the rights and obligations of VIA under the Cohen Agreement.

The Cohen Agreement provides for an initial annual salary of $250,000, subject to review and adjustments in accordance with the Company’s normal performance review practices. Dr. Cohen’s base salary is currently $385,000. Dr. Cohen became eligible to receive bonuses upon completion of VIA’s Series A Preferred Stock financing, which was completed in March 2006. Such bonuses are determined by the Board in its sole discretion. The employment agreement also provided for the grant of a stock option or stock purchase right to purchase that number of shares which, when added to Dr. Cohen’s other shares, would result in Dr. Cohen owning five percent of VIA on a fully-diluted basis following VIA’s Series A Preferred Stock financing. Under the Cohen Agreement, if Dr. Cohen’s employment is terminated by the Company without cause or he is constructively terminated and he signs and does not revoke a release of claims against the Company, then Dr. Cohen will be entitled to the following as severance:

•

continuation of his base salary in effect at the time of termination for the lesser of twelve months from the date of termination and the date on which he begins new employment with another company and

•

payment of premiums for him and his eligible dependents for continued coverage under COBRA under the Company’s group health plan for the lesser of twelve months from the date of termination and the date upon which Dr. Cohen and his eligible dependents become covered under similar plans or the date on which he no longer is eligible for COBRA.

Dr. Cohen has also agreed not to solicit the Company’s employees for a period of one year following his termination of employment.

On June 5, 2007, in recognition of past performance, including consummation of the Merger, the Board awarded Dr. Cohen a bonus of $150,000.

The foregoing description of the terms and conditions of the Cohen Agreement set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of each such document attached hereto as Exhibits 10.2 and 10.3 and is incorporated by reference herein.

Terms of James G. Stewart Offer Letter

Mr. James G. Stewart, Senior Vice President, Chief Financial Officer, is employed by the Company pursuant to the terms of an offer letter dated as of October 3, 2006 (as amended, the “Stewart Offer Letter”) which provides for an initial annual salary of $275,000. Mr. Stewart’s current annual salary is $325,000. Upon consummation of the Parent-Subsidiary Merger, the Company succeeded to all of the rights and obligations of VIA under the Stewart Offer Letter. On November 29, 2006, pursuant to the terms of the Stewart Offer Letter, the Board granted Mr. Stewart an option to purchase 250,000 shares of VIA Common Stock. Options to purchase 50,000 will vest and become exercisable on November 20, 2007 with the remainder vesting at the rate of 1/48th each month thereafter. Pursuant to the terms of the Stewart Offer Letter, upon the Company securing a minimum of $30,000,000 in third party financing, 50,000 options shall immediately vest. Mr. Stewart is eligible to receive additional option grants as determined by the Board in its sole discretion. The offer letter also provides for the reimbursement up to $200,000 for relocation expenses. Under Mr. Stewart’s offer letter, if Mr. Stewart’s employment is terminated by the Company without cause, and Mr. Stewart signs and does not revoke a release of claims against the Company, then he will be entitled to following severance:

•	six month’s base salary and

•	continued coverage under the Company’s group health benefits on the same terms as if he remained an active employee for a period of six months.

Mr. Stewart has also agreed not to solicit the Company’s employees for a period of one year following his termination of employment.

The Company assumed the rights and obligations of the Stewart Offer Letter upon the consummation of the Merger.

On June 5, 2007, in recognition of past performance, including consummation of the Merger, the Board awarded Mr. Stewart a bonus of $150,000.

The foregoing description of the terms and conditions of the Stewart Offer Letter set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of each such document attached hereto as Exhibits 10.4 and 10.5 and is incorporated by reference herein.

Terms of Adeoye Olukotun Employment Agreement

VIA entered into an employment agreement with Adeoye Olukotun M.D., Ph.D., its Chief Medical Officer, as of August 12, 2004 (as amended, the “Olukotun Agreement”). Upon consummation of the Parent-Subsidiary Merger, the Company succeeded to all of the rights and obligations of VIA under the Olukotun Agreement. The Olukotun Agreement provides for an initial annual salary of $200,000, subject to review and adjustments in accordance with the Company’s normal performance review practices. Dr. Olukotun’s current annual salary is $200,000. Dr. Olukotun is also entitled to reimbursement of up to $3,000 per month in temporary housing and living expenses during the term of his employment. Under the Olukotun Agreement, if Dr. Olukotun’s employment is terminated by the Company without cause, or he is constructively terminated and Mr. Olukotun signs and does not revoke a release of claims against the Company, then he will be entitled to the following severance:

•	continuation of his base salary in effect at the time of termination for the lesser of six months from the date of termination and the date on which begins employment with another company and

•

payment of premiums for him and his eligible dependents for continuation coverage under COBRA under the Company’s group health plan for the lesser of six months from the date of termination, the date upon which Dr. Olukotun and his eligible dependents become covered under similar plans or the date on which he is no longer eligible for COBRA.

Dr. Olukotun has also agreed not to solicit the Company’s employees for a period of one year following his termination of employment

On June 5, 2007, in recognition of past performance, including consummation of the Merger, the Board awarded Dr. Olukotun a $100,000 bonus.

The foregoing description of the terms and conditions of the Olukotun Agreement set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of each such document attached hereto as Exhibits 10.6 and 10.7 and is incorporated by reference herein.

Assumed Options Pursuant to the VIA 2004 Stock Plan

At the time of the Merger, the Company assumed the 2004 Plan and the outstanding stock options of VIA (the “Assumed Options”) granted under the 2004 Plan. 1,170,921 shares of Common Stock are reserved for issuance under the 2004 Plan, and as of June 5, 2007, 400,820 Assumed Options and 215,155 restricted shares subject to vesting were outstanding under the 2004 Plan on a post-Merger basis.

The Assumed Options are subject to the terms of the 2004 Plan and, in each case, are also subject to the terms and conditions of an incentive stock option agreement or non-qualified stock option agreement as the case may be, issued under the 2004 Plan.

The 2004 Plan, the standard form of stock option agreement and the early exercise form of stock option agreement evidencing such Assumed Options are attached hereto as Exhibits 10.8, 10.9 and 10.10, respectively, and are incorporated herein by reference.

Amended and Restated Registration Rights Agreement

Drs. Cohen and Olukotun and the Douglass and Kim Given Revocable Trust, for which Dr. Given serves as trustee, and certain of the Company’s stockholders, including Bay City Capital Fund IV, L.P., Bay City Capital Fund IV Co-Investment Fund, L.P., are party to an Amended and Restated Registration Rights Agreement, dated as of June 5, 2007 with VIA (the “Registration Rights Agreement) pursuant to which VIA agreed, under certain circumstances, to use its reasonable best efforts to register their shares of Common Stock, subject to applicable lock-up agreements, with the SEC so that their shares may be publicly resold, or to include their shares in any registration statement VIA files with the SEC. Subject to the terms of the Amended and Restated Registration Rights Agreement, the agreement entitles the stockholders party thereto to certain demand registration rights, Form S-3 registration rights, shelf registration rights and “piggyback” registration rights. In connection with the Merger, the Company assumed all rights and obligations of VIA under the Amended and Restated Registration Rights Agreement.

The foregoing description of the Amended and Restated Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated Registration Rights Agreement, which is attached as Exhibit 10.11 to this report and incorporated herein by reference.

Item 5.03. Amendments to Charter and Bylaws.

On June 5, 2007, the Board approved the Third Amended and Restated Bylaws (“Amended and Restated Bylaws”), effective as of June 5, 2007, in order to, among other things, reduce the size of the Board to a minimum of one director and to reflect the most current provisions of the Delaware General Corporation Law. A copy of such Amended and Restated Bylaws is filed as Exhibit 3.4 to this Current Report and is incorporated herein by reference.

Item 5.05. Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On June 5, 2007, the Board adopted the Code of Business Conduct and Ethics (“Code of Ethics”) filed as Exhibit 14.1 to this Current Report and incorporated herein by reference, effectively amending the Company’s previous code of ethics. The Code of Ethics is applicable to all directors, officers and employees of the Company. The Code of Ethics is available on the Company’s website at www.viapharmaceuticals.com.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The consolidated financial statements of VIA, including the report of the independent registered public accounting firm, Deloitte, required by this item have not been filed on this initial Current Report on Form 8-K but will be filed by amendment on or before August 21, 2007.

The unaudited consolidated financial statements of VIA required by this item have not been filed on this initial Current Report on Form 8-K but will be filed by amendment on or before August 21, 2007.

(b) Pro Forma Financial Information.

The pro forma financial information required by this item has not been filed on this initial Current Report on Form 8-K but will be filed by amendment on or before August 21, 2007.

(d) Exhibits.

Exhibit No.	Description
3.1	Third Amended and Restated Bylaws of VIA Pharmaceuticals, Inc.

10.1	Form of Lock Up Agreement.

10.2	Employment Agreement, dated as of August 10, 2004, by and between VIA Pharmaceuticals, Inc. and Lawrence K. Cohen.

10.3	Amendment to Employment Agreement dated as of June 4, 2007, by and between VIA Pharmaceuticals, Inc. and Lawrence K. Cohen.

10.4	Employment Agreement by and between VIA Pharmaceuticals, Inc. and Adeoye Olukotun, dated as of August 12, 2004.

10.5	Amendment to Employment Agreement, dated as of June 4, 2007, by and between VIA Pharmaceuticals, Inc. and Adeoye Olukotun.

10.6	Letter Agreement, dated as of October 3, 2006, between VIA Pharmaceuticals, Inc. and James G. Stewart.

10.7	Amendment to Letter Agreement, dated as of June 4, 2007, by and between VIA Pharmaceuticals, Inc. and James G. Stewart.

10.8	VIA Pharmaceuticals, Inc. 2004 Stock Plan.

10.9	VIA Pharmaceuticals, Inc. standard form of stock option agreement.

10.10	VIA Pharmaceuticals, Inc. early exercise form of stock option agreement.

10.11	Amended and Restated Registration Rights Agreement, dated as of June 5, 2007, by and among VIA and the stockholders party thereto.

14.1	VIA Pharmaceuticals, Inc. Code of Business Conduct and Ethics.

16.1	Letter from Ernst & Young LLP to the SEC dated June 11, 2007.

99.1	Press release dated June 11, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIA PHARMACEUTICALS, INC.

Date: June 11, 2007

	By:	/s/ James G. Stewart
James G. Stewart
	Title:	Senior Vice President, Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description
3.1	Third Amended and Restated Bylaws of VIA Pharmaceuticals, Inc.

10.1	Form of Lock-Up Agreement.

10.2	Employment Agreement, dated as of August 10, 2004, by and between VIA Pharmaceuticals, Inc. and Lawrence K. Cohen.

10.3	Amendment to Employment Agreement, dated as of June 4, 2007, by and between VIA Pharmaceuticals, Inc. and Lawrence K. Cohen.

10.4	Employment Agreement by and between VIA Pharmaceuticals, Inc. and Adeoye Olukotun, dated as of August 12, 2004.

10.5	Amendment to Employment Agreement, dated as of June 4, 2007, by and between VIA Pharmaceuticals, Inc. and Adeoye Olukotun.

10.6	Letter Agreement dated as of October 3, 2006, between VIA Pharmaceuticals, Inc. and James G. Stewart.

10.7	Amendment to Letter Agreement, dated as of June 4, 2007, by and between VIA Pharmaceuticals, Inc. and James G. Stewart.

10.8	VIA Pharmaceuticals, Inc. 2004 Stock Plan.

10.9	VIA Pharmaceuticals, Inc. standard form of stock option agreement.

10.10	VIA Pharmaceuticals, Inc. early exercise form of stock option agreement.

10.11	Amended and Restated Registration Rights Agreement, dated as of June 5, 2007, by and among VIA and the stockholders party thereto.

14.1	VIA Pharmaceuticals, Inc. Code of Business Conduct and Ethics.

16.1	Letter from Ernst & Young LLP to the SEC dated June 11, 2007.

99.1	Press Release dated June 11, 2007.